Exhibit 99.1
For Immediate Release
SS&C Contact:
  Patrick Pedonti, Chief Financial Officer +1-860-298-4738
  E-mail: InvestorRelations@sscinc.com
The Carlyle Group Contact:
  Chris Ullman, Director of Global Communications +1-202-729-5450
  Email: chris.ullman@carlyle.com
SS&C TECHNOLOGIES ANNOUNCES AGREEMENT TO BE ACQUIRED
BY THE CARLYLE GROUP
SS&C’S Stockholders to Receive $37.25 per Share; Transaction Valued at $982 Million
WINDSOR, CT and WASHINGTON, DC – July 28, 2005 — SS&C Technologies, Inc. (Nasdaq: SSNC) announced today that it has signed a definitive agreement to be acquired by Sunshine Acquisition Corporation, a corporation affiliated with The Carlyle Group, a global private equity firm.
Under the terms of the agreement, SS&C stockholders will receive $37.25 in cash for each share of SS&C common stock, representing a 15.7% premium over the average closing price of SS&C’s stock for the last thirty (30) trading days. The aggregate consideration to be paid to SS&C stockholders and option holders is approximately $941 million.
Commenting on the transaction, SS&C Founder, Chairman and Chief Executive, William C. Stone said, “This is another chapter for SS&C, as we deliver an excellent value for our stockholders, we also set the stage to deliver new and exciting solutions for our customers and new challenges for our employees. The Carlyle Group is an excellent firm and we are looking forward to working with them to further build our company.”
Bud Watts, Managing Director of The Carlyle Group, stated, “ We are delighted to be teaming with Bill Stone and his team to support the next phase of SS&C’s growth. Bill and the highly talented employees of SS&C have built a great company with market leading technology, world class customer service, and an impressive client base. We look forward to working closely with SS&C as it continues to increase the depth and breadth of its value added software and service offerings through both internal development and an active acquisition program.”
The board of directors and an independent committee of the board of directors of SS&C have approved the transaction and recommended to SS&C’s stockholders that they adopt the agreement. Mr. Stone has agreed to vote in favor of the transaction. The transaction is expected to be completed during the fourth quarter of 2005 and is subject to various conditions, including approval by the stockholders of SS&C, the expiration of the applicable waiting period under the Hart-Scott-Rodino Act, the closing of debt financing arrangements set forth in a commitment letter received by Sunshine Acquisition Corporation and other customary closing conditions. A special meeting of SS&C’s stockholders will be scheduled as soon as practicable following the preparation and filing of proxy materials with the Securities and Exchange Commission.

The acquisition will be financed through a combination of equity contributed by investment funds affiliated with The Carlyle Group and a debt financing provided by affiliates of Wachovia, JPMorgan and Bank of America. In addition, William C. Stone, SS&C’s Chairman and Chief Executive Officer, will contribute certain of his shares of SS&C common stock in exchange for approximately 28% of the equity of Sunshine Acquisition Corporation.
SunTrust Robinson Humphrey and America’s Growth Capital acted as financial advisors to SS&C, and SunTrust Robinson Humphrey advised the independent committee of the board of directors of SS&C and provided the committee with a fairness opinion in connection with the transaction. Wachovia Securities acted as financial advisor to The Carlyle Group. Wilmer Cutler Pickering Hale and Dorr LLP acted as legal advisor to SS&C. Morris, Nichols, Arsht & Tunnell acted as legal advisor to the independent committee of the board of directors of SS&C. Cadwalader, Wickersham & Taft LLP acted as legal advisor to Mr. Stone. Latham & Watkins LLP acted as legal advisor to The Carlyle Group.
SS&C will host a conference call today, July 28, 2005, at 5:00 p.m. Eastern Time to discuss the transaction as well as financial results for the second quarter of 2005. Interested parties may dial 706-643-7858 (US, Canada and International) and request the “SS&C Second Quarter Earnings Call”, conference ID #7802309. A replay will be available after 8:00 pm on July 28, until midnight on August 28, 2005. To access, dial 706-645-9291 and enter the access code 7802309. A replay of the call will also be available after July 29, 2005 on our website at www.ssctech.com/about/earnings.asp.
About SS&C Technologies, Inc.
SS&C delivers investment and financial management software and related services focused exclusively on the financial services industry. By leveraging expertise in common investment business functions, SS&C cost-effectively serves clients in the different industry segments, including hedge funds and family offices, institutional asset management, insurance entities and pension funds, financial institutions, municipal finance, commercial lending, and real estate property management. SS&C is publicly traded on NASDAQ under the symbol “SSNC”. Additional information is available at www.ssctech.com.
About The Carlyle Group
The Carlyle Group is a global private equity firm with nearly $30 billion under management. Carlyle employs a conservative, proven and disciplined approach. Carlyle invests in buyouts, venture capital, real estate and leveraged finance in North America, Europe and Asia, focusing on aerospace and defense, automotive and transportation, consumer and retail, energy and power, healthcare, industrial, technology and business services, and telecommunications and media. Since 1987, the firm has invested $13.4 billion of equity in 396 transactions. The Carlyle Group employs more than 560 people in 14 countries. In the aggregate, Carlyle portfolio companies have more than $30 billion in revenue and employ more than 131,000 people around the world. Visit www.carlyle.com for additional information.
Important Additional Information Will be Filed with the SEC
SS&C plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about SS&C, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by SS&C through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from SS&C by contacting Investor Relations, SS&C Technologies, Inc., 80 Lamberton Road, Windsor, CT 06095, or by telephone at (860) 298-4500.
SS&C and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding SS&C’s directors and executive officers is contained in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement dated April 26, 2005, which are filed with the SEC. As of June 30, 2005, SS&C’s directors and executive officers beneficially owned 7,174,234 shares, or approximately 29.2%, of SS&C’s common stock. Immediately prior to the consummation of the transaction, William C. Stone, SS&C’s Chairman of the Board and Chief Executive Officer, will be contributing certain of his shares of SS&C common stock in exchange for approximately 28% of the equity of Sunshine Acquisition Corporation. A more complete description will be available in the Proxy Statement.
Cautionary Note Regarding Forward-Looking Statements
Statements in this document regarding the proposed merger transaction, the expected effects, timing and completion of the proposed transaction and any other statements about SS&C’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction due to the failure to obtain stockholder approval, the failure to consummate the necessary debt financing arrangements set forth in a commitment letter received by Sunshine Acquisition Corporation or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in SS&C’s industry, changes in government regulation, failure to manage the integration of acquired companies and other risks that are contained in documents and the other factors described in SS&C’s Annual Report on Form 10-K for the year ended December 31, 2004 and its most recent quarterly report filed with the SEC. In addition, any forward-looking statements represent SS&C’s estimates only as of today and should not be relied upon as representing SS&C’s estimates as of any subsequent date. SS&C disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.